EXHIBIT 23.2

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2004 relating to the financial statements of BB&T Corporation, which appears in BB&T Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
August 11, 2004